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                                                                    Exhibit 11.1



                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)



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

                                                                            Three Months Ended December 31,
                                                           ------------------------------------------------------------------
                                                                       2003                                 2002
                                                           -----------------------------          ---------------------------
                                                              Basic           Diluted                Basic           Diluted
                                                           ------------     ------------          -----------       ----------
                                                                                                  (Restated)        (Restated)
   I.   Shares Outstanding, Net of Treasury
         Stock Purchased and Options Exercised During
         the Period:

           Stock, net                                         6,592,884        6,592,884            6,592,884        6,592,884
                                                           ------------     ------------          -----------       ----------
           Purchase of treasury stock (weighted)              6,592,884        6,592,884            6,592,884        6,592,884

  II.    Weighted Equivalent Shares:

           Assumed options and warrants exercised
                                                           ------------     ------------          -----------       ----------

 III.   Weighted Average Shares and Equivalent Shares         6,592,884        6,592,884            6,592,884        6,592,884
                                                           ============     ============          ===========       ==========
  IV.   Net Income (Loss)                                  ($     1,248)    ($     1,248)         ($       13)      ($      13)
                                                           ============     ============          ===========       ==========
   V.   Net Income (Loss) Per Share                        ($       .19)    ($       .19)         ($      .00)      ($     .00)
                                                           ============     ============          ===========       ==========



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